EXHIBIT 99.1

CDK Reports First Quarter Fiscal 2016 Results

GAAP Revenues Are Flat to a Year Ago; Adjusted Revenues Rise 2%, 5% on a Constant Currency Basis

GAAP Net Earnings Increase 51%; Adjusted Net Earnings Increase 14%

Confirms Forecasted Fiscal 2016 Adjusted Revenue Growth of 4% to 5% and

Adjusted Net Earnings Growth of Over 25%

HOFFMAN ESTATES, Ill., Nov. 3, 2015 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its first quarter fiscal 2016 financial results and confirmed its outlook for fiscal 2016. Highlights are below:

First Quarter Fiscal 2016 Results	As Reported	As Adjusted
Revenues	flat to $514.6 million	up 2% to $514.6 million
Earnings before income taxes	up 49% to $95.8 million	up 23% to $99.4 million
Net earnings attributable to CDK	up 51% to $59.0 million	up 14% to $61.4 million
Diluted net earnings attributable to CDK per share	up 54% to $0.37 per share	up 15% to $0.38 per share
EBITDA margin	not meaningful	up 310 bps to 25.0%

"I am pleased with CDK's solid results for the first quarter. CDK achieved these results while executing our business transformation plan aimed at balanced organic revenue growth and significantly increased earnings, which we believe is the optimal business model for delivering long-term value to both our shareholders and clients," said Steve Anenen, President and Chief Executive Officer, CDK.

"We are confirming our full year forecasts, although we anticipate challenges in the second quarter due to continued pressure from unfavorable foreign exchange rates and year-over-year comparisons," said Al Nietzel, Chief Financial Officer, CDK.

Growth in revenues and earnings before income taxes for the quarter were negatively impacted 3 and 4 percentage points, respectively, from unfavorable foreign exchange rates in the "As Adjusted" results above. The adjusted effective tax rate in the first quarter of fiscal 2016 was 36.0% compared to 31.1% in last year's first quarter due to a fiscal 2015 nonrecurring income tax benefit primarily related to foreign operations. Fiscal 2016 results have been adjusted to exclude costs related to the business transformation plan. Fiscal 2015 results have been adjusted for certain non-GAAP items for comparability to fiscal 2016. Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

Automotive Retail North America

Automotive Retail North America revenues grew 6% for the first quarter, 4% organically, and 7% on a constant currency basis compared to last year's first quarter. Pretax earnings increased 12%, or 14% on a constant currency basis. Pretax margin expanded 170 basis points driven by scale from increased revenues, operating efficiencies from lower headcount and a more favorable geographic labor mix, partially offset by increased hosting costs. The pretax margin also benefited from severance charges in last year's first quarter that did not recur, as well as the release of a vendor-related obligation.

Automotive Retail International

Automotive Retail International revenues declined 9% entirely due to unfavorable foreign exchange rates compared to last year's first quarter. On a constant currency basis, revenues grew 4%. Pretax earnings increased 13%, or 25% on a constant currency basis. Pretax margin expanded 350 basis points balanced between scale from increased revenues and nonrecurring items.

Digital Marketing

Digital Marketing revenues grew 1% for the first quarter compared to last year's first quarter. Pretax earnings grew 30% and pretax margin expanded 230 basis points primarily from increased operating efficiencies from lower headcount and labor-related costs.

Fiscal 2016 Forecast

The fiscal 2016 growth forecasts that follow are based on fiscal 2015 results adjusted for certain non-GAAP items for comparability to fiscal 2016 as shown in our fiscal 2015 year-end earnings press release and presented at the end of this release. On this adjusted basis, the forecast that follows is unchanged:

  Adjusted revenues – we anticipate 4% to 5% growth from $2,017.3 million in fiscal 2015
  Adjusted earnings before income taxes – we anticipate at least 25% growth from the adjusted $333.3 million in fiscal 2015
  Adjusted pretax margin – we anticipate at least 300 basis points of expansion from the adjusted 16.5% in fiscal 2015
  Adjusted EBITDA margin – we anticipate at least 300 basis points of expansion from the adjusted 22.9% in fiscal 2015
  Adjusted net earnings attributable to CDK – we anticipate over 25% growth from the adjusted $210.5 million in fiscal 2015
  Adjusted diluted net earnings attributable to CDK per share – we anticipate over 25% growth from the adjusted $1.30 in fiscal 2015

Fluctuations in foreign exchange rates are anticipated to negatively impact growth in revenues and earnings before taxes about 2 percentage points and 2 to 3 percentage points, respectively, for the second quarter. For the fiscal year, this impact is anticipated to be 1 to 2 percentage points on revenues and about 2 percentage points on earnings before income taxes. This forecast includes approximately $45 million of additional EBITDA from execution on our business transformation plan, and as a result, earnings growth and margin expansion is heavily weighted to the second half of the fiscal year. As a result, we continue to anticipate growth for the second quarter will be below the growth forecasted for the full year.

Effective Tax Rate

There is no change to CDK's anticipated adjusted effective tax rate for fiscal 2016 of 35.5% to 36.0% compared with 34.5% in fiscal 2015. The fiscal 2015 adjusted effective tax rate excludes the impact of separation costs which were primarily non-deductible and the $4.6 million increase to income tax expense related to the tax law change for bonus depreciation.

Separation from ADP

CDK Global, Inc. began operating as a public company on October 1, 2014 following its spin-off from ADP on September 30, 2014.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on an "As Reported" and "As Adjusted" basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the first quarter of fiscal 2016 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the "Financial Information" section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, November 3, 2015 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK's Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. A presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated and Combined Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2015		2014
Revenues	$514.6		$517.0

Expenses:
Cost of revenues	310.8		311.5
Selling, general and administrative expenses	97.4		110.5
Restructuring expenses	1.9		—
Separation costs	—		30.7
Total expenses	410.1		452.7

Operating earnings	104.5		64.3

Interest expense	(9.3)		(1.1)
Other income, net	0.6		1.3

Earnings before income taxes	95.8		64.5

Provision for income taxes	(34.6)		(23.5)

Net earnings	61.2		41.0
Less: net earnings attributable to noncontrolling interest	2.2		2.0
Net earnings attributable to CDK	$59.0		$39.0

Net earnings attributable to CDK per common share:
Basic	$0.37		$0.24
Diluted	$0.37		$0.24

Weighted-average common shares outstanding:
Basic	159.2	(a)	160.6
Diluted	160.7	(a)	160.6

(a) During the three months ended September 30, 2015, we became aware that 1.0 million shares of common stock were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. The Company previously reported that 160.6 million shares were issued in connection with the spin-off, which was overstated by 1.0 million. During the three months ended September 30, 2015, the Company and ADP took corrective action to cancel the 1.0 million shares of common stock effective as of September 30, 2014. The effect of this correction is reflected in weighted-average common shares outstanding for the three months ended September 30, 2015. For additional information on this matter, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015, which will be filed on Form 10-Q.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	June 30,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$359.6	$408.2
Accounts receivable, net of allowances	333.7	314.6
Other current assets	185.4	162.4
Total current assets	878.7	885.2

Property, plant and equipment, net	99.7	100.0
Other assets	220.0	224.1
Goodwill	1,197.3	1,209.9
Intangible assets, net	92.8	99.3
Total assets	$2,488.5	$2,518.5

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$13.3	$13.0
Accounts payable	19.1	21.7
Accrued expenses and other current liabilities	167.5	154.4
Accrued payroll and payroll-related expenses	81.2	123.2
Short-term deferred revenues	175.1	186.1
Total current liabilities	456.2	498.4

Long-term debt and capital lease obligations	968.6	971.1
Long-term deferred revenues	158.1	162.9
Deferred income taxes	59.2	58.2
Other liabilities	42.1	43.8
Total liabilities	1,684.2	1,734.4

Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	675.6	686.5
Retained earnings	121.4	81.2
Treasury stock, at cost	(45.2)	(50.7)
Accumulated other comprehensive income	34.8	51.6
Total CDK stockholders' equity	788.2	770.2
Noncontrolling interest	16.1	13.9
Total equity	804.3	784.1
Total liabilities and equity	$2,488.5	$2,518.5

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted revenues and adjusted earnings before income taxes reflect the adjustments to the Automotive Retail North America and Other segments enumerated in the footnotes below. There were no adjustments to the Digital Marketing and Automotive Retail International segments for the periods presented. Because adjusted revenues and adjusted earnings before income taxes are not measures of performance that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

During the three months ended September 30, 2015, the Company began to report segment revenues and earnings before income taxes using actual foreign exchange rates. Previously, the Company's revenues and earnings before income taxes for each segment were adjusted to reflect budgeted foreign exchange rates, which resulted in reconciling items for foreign exchange so as to present segment results on a consistent basis without the impact of fluctuations in foreign currency exchange rates. Segment information for the three months ended September 30, 2014 has been updated to conform to the new presentation and the effect of foreign exchange now resides within reportable segment revenues and earnings before income taxes.
	Adjusted Segment Revenues
	Three Months Ended
	September 30,		Change
	2015	2014	$	%
Automotive Retail North America (a)	$332.2	$313.6	$18.6	6%
Automotive Retail International	78.2	85.7	(7.5)	(9)%
Digital Marketing	104.2	103.6	0.6	1%
Total	$514.6	$502.9	$11.7	2%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended
	September 30,		Change
	2015	2014	$	%	Basis Points
Automotive Retail North America (a)	$102.4	$91.4	$11.0	12%
Margin	30.8%	29.1%			170
Automotive Retail International	14.2	12.6	1.6	13%
Margin	18.2%	14.7%			350
Digital Marketing	10.5	8.1	2.4	30%
Margin	10.1%	7.8%			230
Other (b)	(27.7)	(31.1)	3.4	(11)%
Total	$99.4	$81.0	$18.4	23%
Margin	19.3%	16.1%			320

(a) The table below presents a reconciliation of revenues to adjusted revenues and earnings before income taxes to adjusted earnings before income taxes for the Automotive Retail North America segment:
	Three Months Ended
	September 30,
	2015	2014
Revenues	$332.2	$327.7
Internet sales leads revenues (c)	—	(14.1)
Adjusted revenues	$332.2	$313.6

Earnings before income taxes	$102.4	$94.5
Stand-alone public company costs (d)	—	(2.1)
Internet sales leads earnings (c)	—	(1.0)
Adjusted earnings before income taxes	$102.4	$91.4

(b) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment:

	Three Months Ended
	September 30,
	2015	2014
Loss before income taxes	$(31.3)	$(50.7)
Separation costs (e)	—	30.7
Stand-alone public company costs (d)	—	(8.2)
Trademark royalty fee (f)	—	5.7
Stock-based compensation (d)	—	(0.4)
Interest expense (d)	—	(8.2)
Restructuring expenses (g)	1.9	—
Other business transformation expenses (g)	1.7	—
Adjusted loss before income taxes	$(27.7)	$(31.1)

(c) Elimination of revenues and earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.
(d) Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to our indebtedness. These costs were incurred in the three months ended September 30, 2015 and have been reflected as adjustments in the three months ended September 30, 2014 to present these periods on a comparable basis.
(e) Incremental costs incurred for the three months ended September 30, 2014 that were directly attributable to the spin-off from ADP.
(f) Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the three months ended September 30, 2014, prior to our spin-off from ADP, as there is no comparable royalty for the three months ended September 30, 2015.
(g) Restructuring expenses recognized in connection with our business transformation plan for the three months ended September 30, 2015. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the three months ended September 30, 2015.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, and adjusted EBITDA are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Three Months Ended
	September 30,		Change
	2015	2014	$	%
Revenues	$514.6	$517.0	$(2.4)	—%
Internet sales leads revenues (a)	—	(14.1)
Adjusted revenues	$514.6	$502.9	$11.7	2%

Earnings before income taxes	$95.8	$64.5	$31.3	49%
Separation costs (b)	—	30.7
Stand-alone public company costs (c)	—	(10.3)
Trademark royalty fee (d)	—	5.7
Stock-based compensation (c)	—	(0.4)
Interest expense (c)	—	(8.2)
Restructuring expenses (e)	1.9	—
Other business transformation expenses (e)	1.7	—
Internet sales leads earnings (a)	—	(1.0)
Adjusted earnings before income taxes	$99.4	$81.0	$18.4	23%
Adjusted margin %	19.3%	16.1%	320 bps

Provision for income taxes	$34.6	$23.5	$11.1	47%
Tax effect of adjustments above (f)	1.2	1.7
Adjusted provision for income taxes	$35.8	$25.2	$10.6	42%
Adjusted effective tax rate	36.0%	31.1%

	Three Months Ended
	September 30,		Change
	2015	2014	$	%
Net earnings	$61.2	$41.0	$20.2	49%
Less: net earnings attributable to noncontrolling interest	2.2	2.0
Net earnings attributable to CDK	59.0	39.0	20.0	51%
Separation costs (b)	—	30.7
Stand-alone public company costs (c)	—	(10.3)
Trademark royalty fee (d)	—	5.7
Stock-based compensation (c)	—	(0.4)
Interest expense (c)	—	(8.2)
Restructuring expenses (e)	1.9	—
Other business transformation expenses (e)	1.7	—
Internet sales leads earnings (a)	—	(1.0)
Tax effect of adjustments above (f)	(1.2)	(1.7)
Adjusted net earnings attributable to CDK	$61.4	$53.8	$7.6	14%

Adjusted net earnings attributable to CDK per common share:
Basic	$0.39	$0.33		18%
Diluted	$0.38	$0.33		15%

Weighted-average common shares outstanding:
Basic (g)	159.2	160.6
Diluted (g)	160.7	160.6

Earnings before income taxes	$95.8	$64.5	$31.3	49%
Interest expense (h)	9.3	1.1
Depreciation and amortization (i)	14.0	13.9
Separation costs (b)	—	30.7
Stand-alone public company costs (c)	—	(10.3)
Trademark royalty fee (d)	—	5.7
Total stock-based compensation (j)	5.8	5.4
Restructuring expenses (e)	1.9	—
Other business transformation expenses (k)	1.6	—
Internet sales leads earnings (a)	—	(1.0)
Adjusted EBITDA	$128.4	$110.0	$18.4	17%
Adjusted margin %	25.0%	21.9%	310 bps

(a) Elimination of revenues and earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.
(b) Incremental costs incurred for the three months ended September 30, 2014 that were directly attributable to the spin-off from ADP.
(c) Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to our indebtedness. These costs were incurred in the three months ended September 30, 2015 and have been reflected as adjustments in the three months ended September 30, 2014 to present these periods on a comparable basis.
(d) Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the three months ended September 30, 2014, prior to our spin-off from ADP, as there is no comparable royalty for the three months ended September 30, 2015.
(e) Restructuring expenses recognized in connection with our business transformation plan for the three months ended September 30, 2015. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the three months ended September 30, 2015.
(f) Income tax effect of pre-tax adjustments including separation costs for the three months ended September 30, 2014, which were partially tax deductible, and the tax effect of the Internet sales leads business.
(g) During the three months ended September 30, 2015, we became aware that 1.0 million shares of common stock were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. The Company previously reported that 160.6 million shares were issued in connection with the spin-off, which was overstated by 1.0 million. During the three months ended September 30, 2015, the Company and ADP took corrective action to cancel the 1.0 million shares of common stock effective as of September 30, 2014. The effect of this correction is reflected in weighted-average common shares outstanding for the three months ended September 30, 2015. For additional information on this matter, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015, which will be filed on Form 10-Q.
(h) Interest expense included within the financial statements for the periods presented.
(i) Depreciation and amortization included within the financial statements for the periods presented.
(j) Total stock-based compensation expense recognized for the periods presented.
(k) For purposes of calculating adjusted EBITDA, other business transformation expenses exclude $0.1 million of accelerated depreciation that is included within depreciation and amortization denoted by (i) above.

CDK Global, Inc.
Consolidated and Combined Adjusted FY2015 Financial Information and FY2016 Guidance
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, and adjusted EBITDA are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.
	(a)		(n)
	FY2015		Adjustments		FY2015	FY2016E
Revenues	$2,063.5		$—		$2,063.5
Internet sales leads revenues	(46.2)	(b)	—		(46.2)
Adjusted revenues	$2,017.3		$—		$2,017.3
Growth %						4 - 5%

Earnings before income taxes	$299.9		$—		$299.9
Separation costs	34.6	(c)	—		34.6
Accelerated trademark amortization	15.6	(d)	—		15.6
Stand-alone public company costs	—		(16.8)	(o)	(16.8)
Trademark royalty fee	—		5.7	(p)	5.7
Stock-based compensation	—		(0.4)	(o)	(0.4)
Interest expense	—		(8.2)	(o)	(8.2)
Restructuring expenses	2.4	(e)	—		2.4
Other business transformation expenses	1.9	(e)	—		1.9
Tax matters indemnification loss	1.1	(f)	—		1.1
Internet sales leads earnings	(2.5)	(b)	—		(2.5)
Adjusted earnings before income taxes	$353.0		$(19.7)		$333.3
Growth %						at least 25%

Adjusted margin %	17.5%				16.5%
Growth						at least 300 bps

Provision for income taxes	$113.6		$—		$113.6
Tax benefit of adjustments above	14.0	(g)	(7.6)	(q)	6.4
Tax law change - bonus depreciation	(4.6)	(h)	—		(4.6)
Pre spin-off filed tax return adjustment	(0.5)	(i)	—		(0.5)
Adjusted provision for income taxes	$122.5		$(7.6)		$114.9
Adjusted effective tax rate	34.7%				34.5%

	(a)		(n)
	FY2015		Adjustments		FY2015		FY2016E
Net earnings	$186.3		$—		$186.3
Less: net earnings attributable to noncontrolling interest	7.9		—		7.9
Net earnings attributable to CDK	178.4		—		178.4
Separation costs	34.6	(c)	—		34.6
Accelerated trademark amortization	15.6	(d)	—		15.6
Stand-alone public company costs	—		(16.8)	(o)	(16.8)
Trademark royalty fee	—		5.7	(p)	5.7
Stock-based compensation	—		(0.4)	(o)	(0.4)
Interest expense	—		(8.2)	(o)	(8.2)
Restructuring expenses	2.4	(e)	—		2.4
Other business transformation expenses	1.9	(e)	—		1.9
Tax matters indemnification loss	1.1	(f)	—		1.1
Internet sales leads earnings	(2.5)	(b)	—		(2.5)
Tax benefit of adjustments above	(14.0)	(g)	7.6	(q)	(6.4)
Tax law change - bonus depreciation	4.6	(h)	—		4.6
Pre spin-off filed tax return adjustment	0.5	(i)	—		0.5
Adjusted net earnings attributable to CDK	$222.6		$(12.1)		$210.5
Growth %							over 25%

Adjusted diluted net earnings attributable to CDK per share	$1.38	(j)			$1.30	(l)
Weighted-average diluted shares outstanding	161.6				161.6

Growth %							over 25%

Earnings before income taxes	$299.9		$—		$299.9
Interest expense	28.8	(k)	—		28.8
Depreciation and amortization	76.5	(l)	—		76.5
Separation costs	34.6	(c)	—		34.6
Stand-alone public company costs	—		(16.8)	(o)	(16.8)
Trademark royalty fee	—		5.7	(p)	5.7
Total stock-based compensation	30.4	(m)	—		30.4
Restructuring expenses	2.4	(e)	—		2.4
Other business transformation expenses	1.9	(e)	—		1.9
Tax matters indemnification loss	1.1	(f)	—		1.1
Internet sales leads earnings	(2.5)	(b)	—		(2.5)
Adjusted EBITDA	$473.1		$(11.1)		$462.0
Adjusted margin %	23.5%				22.9%		at least 300 bps

Fiscal 2015 Results
(a) Amounts in this column represent fiscal 2015 results presented on the same basis as fiscal 2014 results as presented under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.
(b) Elimination of revenues and earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015. Earnings before income taxes related to the Internet sales leads business includes the loss recognized on the sale of $0.8 million in fiscal 2015.
(c) Incremental costs incurred in fiscal 2015 that were directly attributable to the spin-off from ADP.
(d) Accelerated trademark amortization recognized in the second quarter of fiscal 2015 in the Digital Marketing segment for the Cobalt trademark related to the change in useful life.
(e) Restructuring expenses consist of employee-related costs recognized in connection with our business transformation plan in fiscal 2015. Other business transformation expenses are included within selling, general and administrative expenses and consist of consulting fees that were incurred in connection with our business transformation plan in fiscal 2015.
(f) Loss recorded in other income, net associated with an indemnification liability to ADP for pre spin-off tax refunds in accordance with the tax matters agreement.
(g) Income tax effect of pre-tax adjustments including separation costs, which were partially tax deductible in fiscal 2015, and the tax effect of the Internet sales leads business.
(h) Adjustment recognized in the second quarter of fiscal 2015 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to our spin-off from ADP.
(i) Net income tax expense recognized as a result of the filing of pre spin-off tax returns, including a tax benefit for refunds related to the loss in (f) above.
(j) Computed using adjusted net earnings attributable to CDK shown above and diluted shares for the fiscal 2015.
(k) Interest expense included within the financial statements for the periods presented.
(l) Depreciation and amortization included within the financial statements for the periods presented, including the accelerated amortization attributable to the Cobalt trademark recognized during fiscal 2015.
(m) Total stock-based compensation expense recognized for the periods presented.
Fiscal 2015 Baseline for Fiscal 2016 Guidance
(n) Amounts in this column represent adjustments necessary to our fiscal 2015 results for presentation on the same basis as our fiscal 2016 forecast for purposes of providing guidance.
(o) Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to our indebtedness. These amounts represent costs we expect to incur in fiscal 2016 that are incremental to the amounts we incurred in fiscal 2015.
(p) Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period July 1, 2014 through September 30, 2014, prior to the spin-off from ADP, as there will be no comparable royalty in fiscal 2016.
(q) Tax effect of the incremental pre-tax adjustments to present fiscal 2015 on the same basis as fiscal 2016.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures in evaluating our business results, identifying trends affecting our business and making operating and strategic decisions. The following table summarizes these measures for recurring subscription revenues:

	For the three months ended
	September 30, 2014 (a)	December 31, 2014 (a)	March 31, 2015 (a)	June 30, 2015 (a)	September 30, 2015
ARNA
Automotive
DMS Client Sites (b)	9,014	9,140	9,167	9,190	9,181
Avg Revenue Per Site (c)	$6,543	$6,572	$6,831	$6,662	$6,998

Adjacencies
DMS Client Sites (b)	4,673	4,823	4,959	5,029	5,096
Avg Revenue Per Site (c)	$1,524	$1,507	$1,536	$1,522	$1,551

Total ARNA
DMS Client Sites (b)	13,687	13,963	14,126	14,219	14,277
Avg Revenue Per Site (c)	$4,829	$4,829	$4,983	$4,849	$5,057

ARI
DMS Client Sites (b)	13,437	13,422	13,294	13,218	13,208
Avg Revenue Per Site (c)	$1,101	$1,097	$1,119	$1,133	$1,151

Digital Marketing
Websites (d)	7,809	7,783	7,448	7,028	6,946
Avg Revenue Per Website (e)	$3,202	$3,301	$3,333	$3,449	$3,548

(a) Average revenue per DMS client site and average revenue per website have been updated for fiscal 2015 to reflect budgeted foreign exchange rates for fiscal 2016.
(b) Dealer Management System (DMS) Client Sites - We track the number of client sites that have an active DMS. Consistent with our strategy of growing our Automotive Retail client base, we view the number of client sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS client site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.
(c) Average Revenue Per DMS Client Site - Average revenue per Automotive Retail DMS client site is an indicator of the adoption of our solutions by DMS clients, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current client base through upgrading and expanding solutions and increasing transaction volumes. We calculate average revenue per DMS client site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS client sites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates. Average revenue per DMS client site for the quarterly periods in fiscal 2015 has been adjusted to reflect budgeted foreign exchange rates for fiscal 2016.
(d) Websites - For the Digital Marketing segment, we track the number of websites that we host and develop for our OEM and automotive retail clients as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.
(e) Average Revenue Per Website - We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of client websites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates. Average revenue per website for the quarterly periods in fiscal 2015 has been adjusted to reflect budgeted foreign exchange rates for fiscal 2016.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasts for CDK Global's fiscal year ending June 30, 2016, statements concerning CDK Global's business transformation plan, other plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends, intention to make share repurchases and to declare and pay future dividends and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's ability to timely and effectively implement its transformation plan as planned; success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; security breaches, interruptions, failures and/or other errors involving CDK Global's systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures. The statements in this document are made as of the date of this document, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global's reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Part I, Item 1A. Risk Factors" in CDK Global's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Kyle Donash
         847.485.4335
         kyle.donash@cdk.com